Exhibit 10.43

March 24, 2025

reAlpha Tech Corp.

6515 Longshore Loop, Suite 100

Dublin, OH 43017

Attn: Piyush Phadke, Chief Financial Officer

Dear Mr. Phadke:

This letter agreement (this “Agreement”) constitutes the agreement between reAlpha Tech Corp. (the “Company”) and H.C. Wainwright & Co., LLC (“Wainwright”), that Wainwright shall serve during the Term (as hereinafter defined) of this Agreement as (i) the Company’s sole and exclusive book-runner or placement agent in any offering of the Company’s securities (the “Securities”), excluding non-convertible debt, for the purpose of raising capital on a firm commitment or best-efforts basis, including, but not limited to, private placement, registered direct and/or public offering (each such offering, the “Offering”); (ii) the Company’s sole and exclusive sales agent for the offer and sale of the Company’s shares of common stock, par value $0.001 per share (the “Common Stock”), pursuant to a so-called at-the-market facility (the “ATM Offering”); and (iii) the Company’s sole and exclusive warrant solicitation agent in connection with the solicitation of the exercise of the Company’s common warrants initially issued on November 24, 2023 (the “Warrants”) (the “Warrant Solicitation,” and together with the Offering and the ATM Offering, a “Transaction”). In connection with clause (ii) above, the Company hereby agrees to terminate its currently existing ATM Offering with A.G.P./Alliance Global Partners within ten (10) calendar days from the date hereof. The terms of each Transaction will be more fully described in, as applicable, (i) an underwriting agreement or securities purchase agreement for the Offering, as applicable (the “Offering Agreements”), (ii) an at -the -market offering agreement for the ATM Offering (the “Sales Agreement”), and (iii) a warrant inducement agreement for the Warrant Solicitation (the “Warrant Solicitation Agreement,” and together with the Offering Agreements and Sales Agreement, the “Transaction Agreements”), each of which will be negotiated in good faith by the Company and Wainwright and shall be mutually agreed upon by the Company and Wainwright. Nothing herein implies that Wainwright would have the power or authority to bind the Company and nothing herein implies that the Company shall have an obligation to issue any Securities pursuant to a Transaction. It is understood that Wainwright’s assistance in a Transaction will be subject to the satisfactory completion of such investigation and inquiry into the affairs of the Company, as Wainwright deems appropriate under the circumstances and to the receipt of all internal approvals of Wainwright in connection with a Transaction. The Company expressly acknowledges and agrees that Wainwright’s involvement in a Transaction is strictly on a reasonable best-efforts (other than in the case of a firm commitment underwritten Offering), and that the consummation of a Transaction, will be subject to, among other things, market conditions. The execution of this Agreement does not constitute a commitment by Wainwright to purchase any Securities and does not ensure a successful Transaction or the success of Wainwright with respect to securing any other financing on behalf of the Company. Wainwright may retain other underwriters (upon mutual written consent by the Company), brokers, dealers or agents on its behalf in connection with a Transaction. Notwithstanding anything to the contrary contained herein, the Company shall be permitted to speak with, retain and/or, at its own expense, compensate foreign underwriters, foreign financial advisors and/or foreign investment banks primarily based out of the United Arab Emirates and/or Mauritius for services in connection with investments in the Company by investors that are primarily based in, or a majority of their operations are based out of, the United Arab Emirates and/or Mauritius (such investors, the “Foreign Investors”).

A. Compensation; Reimbursement. The Company shall compensate Wainwright as follows:

1.	Cash Fee.

(i)	Offering Fee. The Company shall pay Wainwright a cash fee, or, as to a firm commitment underwritten Offering, an underwriter discount, equal to 7.0% of the aggregate gross proceeds raised at each closing of the Offering; provided, however, that no cash fee shall be payable under this Paragraph A.1(i) on the aggregate gross proceeds raised at each closing of one or more private placements of any Securities by the Company from the Foreign Investors.

(ii)	ATM Offering Fee. The Sales Agreement will provide that the Company shall pay Wainwright a cash fee, upon each sale of shares of Common Stock pursuant to the ATM Offering, equal to 3.0% of the aggregate proceeds from each sale of shares of Common Stock thereunder.

(iii)	Warrant Solicitation Fee. The Warrant Solicitation Agreement will provide that the Company shall pay Wainwright a cash fee equal to 5.0% of the gross proceeds received by the Company from the exercise of the Warrants pursuant to the Warrant Solicitation Agreement entered into in connection with the Warrant Solicitation.

2.	Warrant Coverage. The Company shall issue to Wainwright or its designees at each closing of the Offering, warrants (the “Wainwright Warrants”) to purchase a number of shares of Common Stock equal to 5.0% of the aggregate number of shares of Common Stock (or Common Stock equivalent, if applicable, including shares of the Company’s Series A convertible preferred stock, pre-funded warrants, or Securities sold in the Offering that could be converted, but not including any warrants issued to investors at a closing) sold at each closing of the Offering (and if the Offering includes a “greenshoe” or “additional investment” component, such number of shares of Common Stock underlying such “greenshoe” or “additional investment” component, with the Wainwright Warrants issuable upon the exercise of such component); provided, however, that no Wainwright Warrants will be issued to Wainwright (or its designees) pursuant to this section in connection with the ATM Offering, Warrant Solicitation or with respect to any gross proceeds raised in one or more private placements of any Securities by the Company from the Foreign Investors. If the Securities included in the Offering are convertible, the Wainwright Warrants shall be determined by dividing the gross proceeds raised in the Offering by the Offering Price (as hereinafter defined). The Wainwright Warrants shall be in a customary form reasonably acceptable to Wainwright and the Company, have a term of five (5) years from the issuance date and an exercise price equal to 125% of the offering price per share (or unit, if applicable) in the Offering, and if such offering price is not available, the market price of the Common Stock on the date the Offering is priced (such price, the “Offering Price”). If any warrants are issued to investors in the Offering, the Wainwright Warrants shall have the same terms as the warrants issued to the investors in the Offering, except that such Wainwright Warrants shall have an exercise price equal to 125% of the Offering Price. The Wainwright Warrants issuable at each closing shall be subject to compliance with FINRA Rule 5110.

3.	Expense Allowance.

(i)	The Company agrees to pay Wainwright’s reasonable and documented legal fees and expenses incurred by Wainwright’s legal counsel and other reasonable out-of-pocket expenses incurred in connection with the consummation of each the Offering and/or Warrant Solicitation, out of the proceeds of the first closing of each such Offering and/or Warrant Solicitation, as applicable; provided, however, that the aggregate amount of all such fees and expenses to be reimbursed by the Company (i) for each Warrant Solicitation, shall not exceed $50,000 and (ii) for each Offering, shall not exceed $50,000 (to be increased to $100,000 in case a public Offering is consummated), in each case, in addition to the amount payable pursuant to Paragraph D. hereunder; provided further that such amounts in no way limit or impair the indemnification and contribution provisions of this Agreement.

Notwithstanding anything to the contrary included in the preceding paragraph, Wainwright hereby waives, on a one-time basis, the payment by the Company of $50,000 in connection with the first closing of the earlier of (i) the Offering or (ii) the Warrant Solicitation.

(ii)	In connection with the ATM Offering, the Company shall pay Wainwright up to $50,000 for the legal fees and expenses of Wainwright’s legal counsel actually incurred in addition to any other out-of-pocket expenses that will be incurred by the Wainwright in connection with the performance and maintenance of the ATM, which additional out-of-pocket expenses shall not exceed $20,000 in the aggregate annually; provided, however, that Wainwright hereby waives, on a one-time basis, the first payment of $50,000 in connection with the first ATM Offering.

4.	Tail. Wainwright shall be entitled to compensation under Paragraphs A.1(i) and A.2, calculated in the manner set forth therein, with respect to any public or private offering of the Company’s securities or other financing or capital-raising transaction of any kind (each, a “Tail Financing”), to the extent that any capital or funds in such Tail Financing is provided to the Company directly or indirectly by investors whom Wainwright had contacted during the Term or introduced to the Company during the Term (the “Wainwright Investors”), if such Tail Financing is consummated at any time within the 9- month period following the expiration or termination of this Agreement. Wainwright shall provide a list of the Wainwright Investors within five (5) calendar days of the expiration or termination of this Agreement.

5.	Right of First Refusal. If, from the expiration of the Term until the 9-month anniversary following (i) the later of (x) the consummation of the Offering, if consummated during the Term, or (y) the Warrant Solicitation, if consummated during the Term, or (ii) if neither the Offering nor the Warrant Solicitation is consummated during the Term, the date this Agreement expires or is terminated (in each case, subject to FINRA Rule 5110(g)(6)(A)), the Company or any of its subsidiaries decides to raise funds by means of a public offering (including ATM Offerings), a private placement or any other capital-raising financing of equity, equity-linked or convertible debt securities, Wainwright (or any affiliate designated by Wainwright) shall have the right to act as the sole book-running manager or sole placement agent for such financing, as applicable, and will be entitled to 80% of the economics of such financing(s) (with the other investment bank(s) acting as co-manager or co-placement agent for such financing); provided, however, that with respect to ATM Offerings, Wainwright will act as the sole sales agent and be entitled to 100% of the economics of such ATM Offerings. If Wainwright or one of its affiliates decides to accept any such engagement, the agreement governing such engagement will contain, among other things, provisions for customary fees for transactions of similar size and nature and the provisions of this Agreement, including indemnification, which are appropriate to such a transaction. Notwithstanding anything herein to the contrary, this Paragraph A.5 shall not apply to one or more private placements of any Securities by the Company, to the extent made to the Foreign Investors and Wainwright shall not be entitled to any compensation in connection therewith.

B. Term and Termination of Engagement; Exclusivity. The term of Wainwright’s exclusive engagement hereunder in connection with the Transactions will begin on the date hereof and end six (6) months from the date hereof, unless earlier terminated by the Company for cause in compliance with FINRA Rule 5110(g)(5)(B)(i) (such period, the “Term”). Notwithstanding anything to the contrary contained herein, the Company agrees that the provisions relating to the payment of fees, reimbursement of expenses, tail, right of first refusal, indemnification and contribution, confidentiality, conflicts, independent contractor and waiver of the right to trial by jury will survive any termination or expiration of this Agreement. Notwithstanding anything to the contrary contained herein, the Company has the right to terminate this Agreement for cause in compliance with FINRA Rule 5110(g)(5)(B)(i). The exercise of such right of termination for cause eliminates the Company’s obligations with respect to the provisions relating to the tail fees and right of first refusal under Paragraphs A.4 and A.5 of this Agreement, respectively. Except as set forth hereunder, during the Term, the Company hereby agrees that it (i) will not, and will not permit its representatives to, other than in coordination with Wainwright, contact or solicit institutions, corporations or other entities or individuals as potential purchasers of the Securities in a Transaction or investment banks in connection with a Transaction; (ii) will not pursue any financing transaction which would be in lieu of a Transaction; and (iii) the Company agrees that all inquiries relating to a Transaction from prospective investors will be referred to Wainwright. Additionally, except as set forth hereunder, the Company represents, warrants and covenants that no brokerage or finder’s fees or commissions are or will be payable by the Company or any subsidiary of the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other third-party with respect to any Transaction.

C. Information; Reliance. The Company shall furnish, or cause to be furnished, to Wainwright all information requested by Wainwright for the purpose of rendering services hereunder and conducting due diligence (all such information being the “Information”). In addition, the Company agrees to make available to Wainwright upon request from time to time the officers, directors, accountants, counsel and other advisors of the Company. The Company recognizes and confirms that Wainwright (a) will use and rely on the Information, including any documents, including any Transaction Agreements, provided to investors in each Transaction and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same; (b) does not assume responsibility for the accuracy or completeness of the Transaction Documents or the Information and such other information; and (c) will not make an appraisal of any of the assets or liabilities of the Company. Upon reasonable request, the Company will meet with Wainwright or its representatives to discuss all information relevant for disclosure in the Transaction Documents and will cooperate in any investigation undertaken by Wainwright thereof, including any document included or incorporated by reference therein. In connection with each Transaction, at the request of Wainwright, the Company shall deliver such legal letters (including, without limitation, negative assurance letters), opinions, comfort letters, officers’ and secretary certificates and good standing certificates, all in form and substance satisfactory to Wainwright and its counsel as is customary for such Transaction. Wainwright shall be a third party beneficiary of any representations, warranties, covenants, closing conditions and closing deliverables made by the Company in any Transaction Documents, including representations, warranties, covenants, closing conditions and closing deliverables made to any investor in a Transaction.

D. Escrow, Settlement and Closing. If the Offering is not settled via delivery versus payment (“DVP”), the Company and Wainwright shall enter into an escrow agreement with a third party escrow agent pursuant to which Wainwright’s compensation and expenses shall be paid from the gross proceeds of the Securities sold. If the Offering is settled in whole or in part via DVP, Wainwright shall arrange for its clearing agent to provide the funds to facilitate such settlement; provided, however, if the clearing firm provides the funds in a best-efforts offering and subsequent to such delivery an investor fails to provide the necessary funds to the clearing agent for such purchase of Securities, Wainwright shall instruct the clearing agent to promptly return any such Securities to the Company and the Company shall promptly return such investor’s purchase price to the clearing agent. The Company shall pay Wainwright closing costs, which shall also include the reimbursement of the out-of-pocket cost of the escrow agent or clearing agent, as applicable, which closing costs shall not exceed $15,950.

E. FINRA Amendments. Notwithstanding anything herein to the contrary, in the event that Wainwright determines that any of the terms provided for hereunder shall not comply with a FINRA rule, including but not limited to FINRA Rule 5110, then the Company shall agree to amend this Agreement (or include such revisions in the final underwriting agreement) in writing upon the request of Wainwright to comply with any such rules; provided that any such amendments shall not provide for terms that are less favorable to the Company than are reflected in this Agreement.

F. Confidentiality. In the event of the consummation or public announcement of any Transaction, Wainwright shall have the right to disclose its participation in such Transaction, including, without limitation, the Transaction at its cost of “tombstone” advertisements in financial and other newspapers and journals.

G.	Indemnity.

1.	To the extent permitted by law, in connection with the Company’s engagement of Wainwright hereunder, the Company hereby agrees to indemnify and hold harmless Wainwright and its affiliates, and the respective controlling persons, directors, officers, members, shareholders, agents and employees of any of the foregoing (collectively the “Indemnified Persons”), from and against any and all claims, actions, suits, proceedings (including those of shareholders), damages, liabilities and expenses incurred by any of them (including the reasonable fees and expenses of counsel), as incurred, whether or not the Company is a party thereto (collectively a “Claim”), that are (A) related to or arise out of (i) any actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company, or (ii) any actions taken or omitted to be taken by any Indemnified Person in connection with the Company’s engagement of Wainwright, or (B) otherwise relate to or arise out of Wainwright’s activities on the Company’s behalf under Wainwright’s engagement, and the Company shall reimburse any Indemnified Person for all expenses (including the reasonable fees and expenses of counsel) as incurred by such Indemnified Person in connection with investigating, preparing or defending any such claim, action, suit or proceeding, whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party. The Company will not, however, be responsible for any Claim that is finally judicially determined to have resulted from the gross negligence, fraud or willful misconduct of any such Indemnified Person for such Claim. The Company further agrees that no Indemnified Person shall have any liability to the Company for or in connection with the Company’s engagement of Wainwright except for any Claim incurred by the Company as a result of such Indemnified Person’s gross negligence or willful misconduct.

2.	The Company further agrees that it will not, without the prior written consent of Wainwright, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such Claim), unless such settlement, compromise or consent includes an unconditional, irrevocable release of each Indemnified Person from any and all liability arising out of such Claim.

3.	Promptly upon receipt by an Indemnified Person of notice of any complaint or the assertion or institution of any Claim with respect to which indemnification is being sought hereunder, such Indemnified Person shall notify the Company in writing of such complaint or of such assertion or institution but failure to so notify the Company shall not relieve the Company from any obligation it may have hereunder, except and only to the extent such failure results in the forfeiture by the Company of substantial rights and defenses. If the Company is requested by such Indemnified Person, the Company will assume the defense of such Claim, including the employment of counsel for such Indemnified Person and the payment of the fees and expenses of such counsel, provided, however, that such counsel shall be satisfactory to the Indemnified Person and provided further that if the legal counsel to such Indemnified Person reasonably determines that the use of counsel chosen by the Company to represent such Indemnified Person would present such counsel with a conflict of interest or if the defendant in, or target of, any such Claim, includes an Indemnified Person and the Company, and legal counsel to such Indemnified Person reasonably concludes that there may be legal defenses available to it or other Indemnified Persons different from or in addition to those available to the Company, such Indemnified Person will employ its own separate counsel (including local counsel, if necessary) to represent or defend him, her or it in any such Claim and the Company shall pay the reasonable fees and expenses of such counsel. If such Indemnified Person does not request that the Company assume the defense of such Claim, such Indemnified Person will employ its own separate counsel (including local counsel, if necessary) to represent or defend him, her or it in any such Claim and the Company shall pay the reasonable fees and expenses of such counsel. Notwithstanding anything herein to the contrary, if the Company fails timely or diligently to defend, contest, or otherwise protect against any Claim, the relevant Indemnified Person shall have the right, but not the obligation, to defend, contest, compromise, settle, assert crossclaims, or counterclaims or otherwise protect against the same, and shall be fully indemnified by the Company therefor, including without limitation, for the reasonable fees and expenses of its counsel and all amounts paid as a result of such Claim or the compromise or settlement thereof. In addition, with respect to any Claim in which the Company assumes the defense, the Indemnified Person shall have the right to participate in such Claim and to retain his, her or its own counsel therefor at his, her or its own expense.

4.	The Company agrees that if any indemnity sought by an Indemnified Person hereunder is held by a court to be unavailable for any reason then (whether or not Wainwright is the Indemnified Person), the Company and Wainwright shall contribute to the Claim for which such indemnity is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and Wainwright on the other, but also the relative fault of the Company and Wainwright as well as any relevant equitable considerations in connection with Wainwright’s engagement referred to above, subject to the limitation that in no event shall the amount of Wainwright’s contribution to such Claim exceed the amount of fees actually received by Wainwright from the Company pursuant to Wainwright’s engagement. The Company hereby agrees that the relative benefits to the Company, on the one hand, and Wainwright on the other, with respect to Wainwright’s engagement shall be deemed to be in the same proportion as (a) the total value paid or proposed to be paid or received by the Company pursuant to the applicable Transaction (whether or not consummated) for which Wainwright is engaged to render services bears to (b) the fee paid or proposed to be paid to Wainwright in connection with such engagement.

5.	The Company’s indemnity, reimbursement and contribution obligations under this Agreement (a) shall be in addition to, and shall in no way limit or otherwise adversely affect any rights that any Indemnified Person may have at law or at equity and (b) shall be effective whether or not the Company is at fault in any way.

H. Limitation of Engagement to the Company. The Company acknowledges that Wainwright has been retained only by the Company, that Wainwright is providing services hereunder as an independent contractor (and not in any fiduciary or agency capacity) and that the Company’s engagement of Wainwright is not deemed to be on behalf of, and is not intended to confer rights upon, any shareholder, owner or partner of the Company or any other person not a party hereto as against Wainwright or any of its affiliates, or any of its or their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), employees or agents. Unless otherwise expressly agreed in writing by Wainwright, no one other than the Company is authorized to rely upon this Agreement or any other statements or conduct of Wainwright, and no one other than the Company is intended to be a beneficiary of this Agreement. The Company acknowledges that any recommendation or advice, written or oral, given by Wainwright to the Company in connection with Wainwright’s engagement is intended solely for the benefit and use of the Company’s management and directors in considering a possible Transaction, and any such recommendation or advice is not on behalf of, and shall not confer any rights or remedies upon, any other person or be used or relied upon for any other purpose. Wainwright shall not have the authority to make any commitment binding on the Company. The Company, in its sole discretion, shall have the right to reject any investor introduced to it by Wainwright.

I. Limitation of Wainwright’s Liability to the Company. Wainwright and the Company further agree that neither Wainwright nor any of its affiliates or any of its or their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), employees or agents shall have any liability to the Company, its security holders or creditors, or any person asserting claims on behalf of or in the right of the Company (whether direct or indirect, in contract, tort, for an act of negligence or otherwise) for any losses, fees, damages, liabilities, costs, expenses or equitable relief arising out of or relating to this Agreement or the services rendered hereunder, except for losses, fees, damages, liabilities, costs or expenses that arise out of or are based on any action of or failure to act by Wainwright and that are finally judicially determined to have resulted solely from the gross negligence or willful misconduct of Wainwright.

J. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be fully performed therein. Any disputes that arise under this Agreement, even after the termination of this Agreement, will be heard only in the state or federal courts located in the City of New York, State of New York. The parties hereto expressly agree to submit themselves to the jurisdiction of the foregoing courts in the City of New York, State of New York. The parties hereto expressly waive any rights they may have to contest the jurisdiction, venue or authority of any court sitting in the City and State of New York. In the event Wainwright or any Indemnified Person is successful in any action, or suit against the Company, arising out of or relating to this Agreement, the final judgment or award entered shall be entitled to have and recover from the Company the costs and expenses incurred in connection therewith, including its reasonable attorneys’ fees. Any rights to trial by jury with respect to any such action, proceeding or suit are hereby waived by Wainwright and the Company.

K. Notices. All notices hereunder will be in writing and sent by certified mail, hand delivery, overnight delivery or e-mail, if sent to Wainwright, at the address set forth on the first page hereof, e-mail: [__]@hcwco.com, Attention: Head of Investment Banking, and if sent to the Company, to the address set forth on the first page hereof, e-mail: [__]@realpha.com, Attention: Chief Financial Officer. Notices sent by certified mail shall be deemed received five (5) calendar days thereafter, notices sent by hand delivery or overnight delivery shall be deemed received on the date of the relevant written record of receipt, notices sent by e-mail shall be deemed received as of the date and time they were sent.

L. Conflicts. The Company acknowledges that Wainwright and its affiliates may have and may continue to have investment banking and other relationships with parties other than the Company pursuant to which Wainwright may acquire information of interest to the Company. Wainwright shall have no obligation to disclose such information to the Company or to use such information in connection with any contemplated transaction.

M. Anti-Money Laundering. To help the United States government fight the funding of terrorism and money laundering, the federal laws of the United States require all financial institutions to obtain, verify and record information that identifies each person with whom they do business. This means Wainwright must ask the Company for certain identifying information, including a government-issued identification number (e.g., a U.S. taxpayer identification number) and such other information or documents that Wainwright considers appropriate to verify the Company’s identity, such as certified articles of incorporation, a government-issued business license, a partnership agreement or a trust instrument.

N. Miscellaneous. The Company represents and warrants that it has all requisite power and authority to enter into and carry out the terms and provisions of this Agreement and the execution, delivery and performance of this Agreement does not breach or conflict with any agreement, document or instrument to which it is a party or bound. Furthermore, the Company represents and warrants that no consent, permit, waiver, approval or authorization of any third party in connection with the execution, delivery and performance by the Company of this Agreement or a Transaction, is required or has not been obtained. This Agreement shall not be modified or amended except in writing signed by Wainwright and the Company. This Agreement shall be binding upon and inure to the benefit of both Wainwright and the Company and their respective assigns, successors, and legal representatives. This Agreement constitutes the entire agreement of Wainwright and the Company with respect to the subject matter hereof and supersedes any prior agreements with respect to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect, and the remainder of the Agreement shall remain in full force and effect. This Agreement may be executed in counterparts (including electronic counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures to this Agreement transmitted by electronic mail in “portable document format” (.pdf) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature. The undersigned hereby consents to receipt of this Agreement in electronic form and understands and agrees that this Agreement may be signed electronically. In the event that any signature is delivered by electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or otherwise by electronic transmission evidencing an intent to sign this Agreement, such electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this Agreement by electronic mail or other electronic transmission is legal, valid and binding for all purposes.

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In acknowledgment that the foregoing correctly sets forth the understanding reached by Wainwright and the Company, please sign in the space provided below, whereupon this letter shall constitute a binding Agreement as of the date indicated above.

Very truly yours,

H.C. WAINWRIGHT & CO., LLC

By:	/s/ Edward D. Silvera
	Name:	Edward D. Silvera
	Title:	Chief Operating Officer
	Date:	3/24/2025

Accepted and Agreed:

REALPHA TECH CORP.

By:	/s/ Piyush Phadke
	Name:	Piyush Phadke
	Title:	Chief Financial Officer

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